Exhibit 99.1

MIRA Pharmaceuticals Reports Successful Formulation Results for SKNY-1, its Oral Drug Candidate for Obesity and Addiction

New Preclinical Data Demonstrate Favorable Oral Bioavailability, Robust Brain Penetration and Liver Exposure with Once-Daily Dosing Potential

MIAMI, FL / ACCESS Newswire / July 6, 2026 / MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”), a clinical-stage pharmaceutical company, today announced positive results from preclinical studies evaluating the optimized oral formulation of SKNY-1, the Company’s oral drug candidate being developed for obesity and addiction-related disorders.

The studies demonstrated favorable oral bioavailability together with reproducible systemic exposure and robust brain penetration, and substantial liver exposure following oral administration. Peak plasma concentrations were observed approximately six to twelve hours after dosing, supporting the potential for convenient once-daily oral dosing. Collectively, these findings further strengthen the development profile of SKNY-1 by demonstrating that the compound combines meaningful pharmacologic activity observed in previously reported efficacy studies with pharmacokinetic characteristics that support continued development as an orally administered therapeutic.

“We believe the next generation of obesity therapies should not only help patients lose weight, but also preserve lean body mass, support long-term metabolic health, and provide the convenience of oral administration,” said Erez Aminov, CEO of MIRA. “These formulation and pharmacokinetic findings further strengthen our confidence in SKNY-1 as a differentiated oral drug candidate designed to address both obesity and addiction through a novel mechanism.”

The objective of the study was to optimize the oral formulation of SKNY-1 and evaluate its pharmacokinetic profile, oral bioavailability, and tissue distribution following oral administration. Multiple oral formulations were evaluated in a preclinical pharmacokinetic study to identify an optimized formulation that provides reproducible systemic exposure together with meaningful distribution into pharmacologically relevant target tissues.

Importantly, SKNY-1 demonstrated robust brain penetration and substantial liver exposure following oral administration. Detectable tissue exposure was consistently observed across multiple animals, supporting reliable and reproducible distribution into target organs.

The simultaneous exposure of both the central nervous system and liver is particularly significant because these organs regulate complementary aspects of appetite, reward signaling, and metabolic homeostasis. Brain penetration may support modulation of neuronal circuits involved in appetite, satiety, and reward-associated behaviors, while liver exposure may contribute to regulation of lipid metabolism, glucose homeostasis, and energy utilization previously observed in preclinical efficacy studies.

Importantly, robust brain penetration was achieved while maintaining a differentiated central nervous system profile. As previously reported by the Company, SKNY-1 was devoid of anxiety-related behavior in a validated preclinical cannabinoid behavioral model despite engaging central cannabinoid pathways. These findings distinguish SKNY-1 from earlier CB1-targeting therapies, including rimonabant, which were associated with significant neuropsychiatric adverse effects.

SKNY-1 was designed with a differentiated pharmacological profile combining biased CB1 receptor modulation, partial CB2 receptor agonism, and selective MAO-B inhibition without MAO-A inhibition. The Company believes this differentiated pharmacology may allow engagement of central pathways involved in appetite regulation and reward signaling while potentially avoiding the psychiatric limitations that restricted earlier CB1-targeting therapies.

“Earlier CB1-targeting therapies demonstrated the importance of the pathway, but their development was ultimately limited by neuropsychiatric side effects,” said Itzchak Angel, Ph.D., CSA of MIRA. “The combination of robust brain penetration together with our previously reported behavioral findings reinforces the differentiated pharmacological profile of SKNY-1 and supports its continued development as a potential next-generation therapy targeting the endocannabinoid system.”

The pharmacokinetic findings complement MIRA’s recently published peer-reviewed preclinical studies demonstrating that SKNY-1 produced significant reductions in body weight, preserved lean body mass, improved lipid parameters, reduced hepatic triglyceride accumulation, and attenuated compulsive feeding and nicotine-seeking behaviors in validated experimental models of obesity. Taken together, the efficacy, behavioral, mechanistic, and pharmacokinetic findings continue to strengthen the overall development package supporting SKNY-1 as a differentiated oral therapeutic candidate.

Key Study Highlights

●	Optimized oral formulation demonstrated favorable oral bioavailability following oral administration.
●	Pharmacokinetic profile supports the potential for convenient once-daily oral dosing.
●	Robust brain penetration and substantial liver exposure following oral administration.
●	Reproducible systemic exposure and target tissue distribution across multiple animals.
●	Findings complement previously reported efficacy, behavioral, mechanistic, and pharmacokinetic studies supporting SKNY-1’s differentiated development profile.

The Company plans to continue evaluating the relationship between tissue exposure, pharmacodynamic activity, and therapeutic efficacy as SKNY-1 advances through additional preclinical development.

About SKNY-1

SKNY-1 is an orally administered investigational drug candidate designed to modulate multiple pathways associated with metabolic regulation and reward-associated behaviors. The compound was designed to combine pathway-selective CB1 modulation, CB2 receptor activity, and selective MAO-B inhibition. In preclinical studies, oral administration of SKNY-1 was associated with dose-dependent reductions in body weight and lipid normalization, with no significant reduction in whole-body density observed during the treatment period - a finding relevant in the context of ongoing clinical focus on lean body mass preservation during weight reduction. SKNY-1 has not been approved by the U.S. Food and Drug Administration (FDA) or any other regulatory authority, and its safety and efficacy have not been established in humans.

About MIRA Pharmaceuticals, Inc.

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) is a clinical-stage pharmaceutical company developing novel oral small-molecule therapeutics for serious neurologic, inflammatory, metabolic, and neuropsychiatric disorders. The Company’s pipeline includes Ketamir-2, an investigational oral therapy that successfully completed a Phase 1 clinical trial and for which the Company has submitted a Phase 2a protocol to the U.S. Food and Drug Administration (FDA) under its active U.S. Investigational New Drug (IND) application for chemotherapy-induced peripheral neuropathy (CIPN); MIRA-55, a preclinical therapy being developed for chronic inflammatory pain; and SKNY-1, a preclinical oral small-molecule drug candidate being developed for obesity and addiction-related disorders.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target” and other words of similar meaning, although not all forward-looking statements include these words. Forward-looking statements may include, but are not limited to, statements regarding the development of SKNY-1; its potential efficacy, safety, tolerability, pharmacokinetic profile, tissue distribution, mechanism of action, and therapeutic benefits; the potential advantages of SKNY-1 compared to existing treatment options; the potential for once-daily oral dosing; the preservation of lean body mass; future preclinical studies; future clinical development; regulatory interactions; intellectual property protection; strategic partnership opportunities; and the future development and commercialization of SKNY-1. Forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include, among others, risks related to preclinical and clinical development; the ability to obtain regulatory approvals; the outcome of future studies; reliance on third parties; intellectual property protection; financing needs; market conditions; and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise such statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

We caution investors not to place undue reliance on the forward-looking statements contained in this press release. Investors are encouraged to review the Company’s filings with the SEC, available at www.sec.gov, and in the Investors section of the Company’s website at www.mirapharma.com, for a discussion of these and other risks and uncertainties.

Contact

Krystina Quintana

MIRA Pharmaceuticals, Inc.

info@mirapharma.com

(786) 432-9792